Exhibit 10.2

Strictly Confidential

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of December 19, 2019, is made by and among Act II Global LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Act II Global Acquisition Corp., a Cayman Islands exempted company (“Act II”), Flavors Holdings Inc., a Delaware corporation (“Flavors Holdings”), MW Holdings I LLC, a Delaware limited liability company (“MW Holdings I”), MW Holdings III LLC, a Delaware limited liability company (“MW Holdings III”), and Mafco Foreign Holdings, Inc., a Delaware corporation (“Mafco Foreign Holdings” and together with Flavors Holdings, MW Holdings I and MW Holdings III, the “Sellers”). Sponsor, Act II and the Sellers shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, Act II and the Sellers entered into that certain Purchase Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”); and

WHEREAS, the Purchase Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Purchase Agreement, whereby Sponsor shall defer certain of its equity interests in Act II as of immediately following the Closing and agree to certain covenants and agreements related to the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Representations and Warranties. The Sponsor represents and warrants to Act II and the Sellers that the following statements are true and correct:

a.                   The Sponsor has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor (assuming this Agreement has been duly authorized, executed and delivered by the other Parties hereto), enforceable against the Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

b.                   The Sponsor is the record owner of all of the outstanding shares of Act II’s Class B ordinary shares (the “Founder Shares”) and 6,750,000 warrants to purchase shares of Act II’s Class A ordinary shares at a price of $11.50 per share (the “Founder Warrants”) as of the date hereof, which constitutes all of the equity securities in Act II held by Sponsor and its Affiliates as of the date hereof. Immediately after the Closing, all of the Escrowed Sponsor Shares (as defined herein) will be owned of record by the Sponsor, and all of the other Founder Shares and Founder Warrants will be owned of record by the Sponsor, which Escrowed Sponsor Shares, other Founder Shares and Founder Warrants owned of record by the Sponsor will constitute all of the equity securities in Act II held by Sponsor and its Affiliates as of immediately after the Closing. The Sponsor has, or will have as of the date hereof and immediately prior to the Closing, as applicable, valid, good and marketable title to such equity securities, free and clear of all Liens (other than Liens pursuant to this Agreement or any other agreement contemplated by the Purchase Agreement and transfer restrictions under applicable Law or under the Organizational Documents of Act II). Except for this Agreement, the Sponsor is not party to any option, warrant, purchase right, or other contract or commitment that could require the Sponsor to sell, transfer, or otherwise dispose of the Escrowed Sponsor Shares. Except as disclosed in Act II’s public filings with the U.S. Securities and Exchange Commission at least one day prior to the date hereof or as provided in this Agreement, the Purchase Agreement, the Investors Agreement, or the Organizational Documents of the Sponsor, the Sponsor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Founder Shares or the Founder Warrants. Neither the Sponsor, nor any transferees of any equity securities of Act II initially held by the Sponsor, has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of Act II (including the Founder Shares and the Founder Warrants) (whether in connection with the transactions contemplated by the Purchase Agreement or otherwise).

c.       The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not (with or without due notice or lapse of time or both): (i) conflict with or result in any breach of any provision of the Organizational Documents of the Sponsor, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any Governmental Entity applicable to the Sponsor or its Subsidiaries, or any of their respective properties or assets (including the Founder Shares and the Founder Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other agreement contemplated by the Purchase Agreement to which it is subject or bound and transfer restrictions under applicable Law or under the Organizational Documents of Act II) upon its assets (including the Founder Shares and the Founder Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Sponsor to perform its obligations hereunder.

2.                   Escrowed Sponsor Shares. The Sponsor hereby agrees that, on or prior to the Closing Date, the Sponsor shall enter into an escrow agreement, as contemplated under the Purchase Agreement, pursuant to which the Sponsor shall deposit an aggregate of 7,500,000 Class A ordinary shares (the “Escrowed Sponsor Shares”), to be held and distributed by the Escrow Agent (as defined therein) on the terms and conditions set forth therein. Subject to the terms and conditions of this Agreement, the Sponsor unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Section of this Agreement.

3.                   Anti-Dilution. The Sponsor hereby irrevocably and unconditionally waives (including without limitation for purposes of Section 17.4 of the Purchaser Constitutional Documents) and will not exercise, assert or perfect any rights to adjustment or other anti-dilution protections with respect to any equity securities of Act II (including the Founder Shares and the Founder Warrants) that may otherwise become available in connection with a Business Combination (including without limitation any rights that would otherwise be available under Section 17.3 of the Purchaser Constitutional Documents).

4.                   Additional Shares. In the event of a share split, dividend or distribution, or any other change in Act II’s Class A ordinary shares or Class B ordinary shares by reason of any share split, dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any such shares, or any other acquisition of (or acquisition of control of) such shares after the date hereof, references to the Founder Shares, Founder Warrants, equity securities in Act II and the like shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

5.       Pre-Closing Covenants.

a.                   From the date hereof until the earlier of the Closing and the termination of the Purchase Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that at any duly called meeting of the shareholders of Act II (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Act II, it shall, and shall cause its Affiliates to, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its equity securities in Act II to be counted as present thereat for purposes of establishing a quorum, and it shall vote or deliver to Act II a duly executed affirmative written consent in favor of (or cause to be voted or consented), in person or by proxy, all of its equity securities (a) (i) in favor of the Purchase Agreement and any other agreements contemplated by the Purchase Agreement (an “Ancillary Document” and collectively, the “Ancillary Documents” which, for the avoidance of doubt, shall include this Agreement) and the transactions contemplated hereby and thereby and (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Act II contained in the Purchase Agreement or in any Ancillary Document, and (b) against any of the following actions or proposals (other than the transactions contemplated by the Purchase Agreement and the Ancillary Documents): (A) any proposal related to a Business Combination or any proposal in opposition to approval of the Purchase Agreement or any other Purchaser Shareholder Proposal or in competition with or materially inconsistent with the Purchase Agreement, the transactions contemplated thereby or any other Purchaser Shareholder Proposal; and (B) (x) any change in the present capitalization of Act II or any amendment of the Organizational Documents of Act II other than the amendment included in the Purchaser Shareholder Proposals, including any redemption of any equity securities in Act II (other than any redemption of equity securities in Act II held by Act II equityholders (other than the Sponsor and its transferees) contemplated by the existing Organizational Documents of Act II); (y) any change in Act II’s corporate structure or business; or (z) any other action or proposal involving Act II or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Purchase Agreement or any Ancillary Document or would reasonably be expected to result in any of the conditions to Act II’s obligations under the Purchase Agreement or any Ancillary Document not being fulfilled.

b.                   From the date hereof until the earlier of the Closing and the termination of the Purchase Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of the Sellers, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder, with respect to any equity securities of Act II or any securities convertible into, or exercisable, or exchangeable for, equity securities of Act II owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of Act II or any securities convertible into, or exercisable, or exchangeable for, equity securities of Act II owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

c.                   Subject to applicable Law, the Sponsor shall take all action necessary to ensure that, effective as of the Closing, two (2) individuals (at least one of whom is not disqualified from being considered “independent” within the meaning of the NASDAQ Stock Market Rules) selected by the Sellers shall be appointed to the Purchaser Board.

6.                   Termination. This Agreement shall terminate, and have no further force and effect, if the Purchase Agreement is terminated in accordance with its terms prior to the Closing under the Purchase Agreement. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s willful and material breach of any of the terms of this Agreement prior to termination.

7.                   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its laws relating to choice-of-law) applicable to contracts between residents of that State and executed in and to be performed entirely within that State.

8.                   Jurisdiction and Venue. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, OR IF THE COURTS OF THE STATE OF NEW YORK LACKS JURISDICTION, ANY OTHER FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THE APPROPRIATE APPELLATE COURTS THEREFROM (the “Chosen Courts”), for any Action arising out of, or relating to, this Agreement or the Transactions, and each Party agrees not to commence any Action relating hereto or thereto except in such court. Each Party (i) waives any objection to laying venue in any such Action in the Chosen Courts, (ii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iii) without limiting other means of service of process permissible under applicable Law, agrees that service of process upon such party in any such Action will be effective if notice is given in accordance with Section 10.

9.                   Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN SECTIONS 7, 8 AND 9.

10.               Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing (a) when delivered, if delivered by hand, courier or overnight delivery service, (b) three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (c) when sent in the form of a facsimile or email, if (x) acknowledged by the recipient (excluding automated responses) or (y) promptly sent by one of the methods specified in clause (a) or (b), and, in each case, shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

a.            If to Act II or the Sponsor, to:

Act II Global Acquisition Corp.

745 5th Avenue

New York, NY 10151

Attention: Ira Lamel

Email: ira.lamel@act2global.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Christopher P. Giordano

Jon Venick

E-mail:	christopher.giordano@dlapiper.com jon.venick@dlapiper.com

b.            If to the Sellers, to:

c/o MacAndrews & Forbes Incorporated

35 E. 62nd Street, 3rd Floor

New York, NY 10065

Attention: Legal Department

Fax No.: (212) 399-8282

Email: legaldepartment@mafgrp.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street

New York, New York 10019
Attention: Adam O. Emmerich
David K. Lam

DongJu Song

E-mail:	AOEmmerich@wlrk.com DKLam@wlrk.com DSong@wlrk.com

11.       Remedies. The Parties hereby acknowledge and agree that irreparable injury for which monetary damages (even if available) would not be an adequate remedy would occur if any Parties hereto does not perform any provision of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that, prior to a valid termination, to prevent breaches or threatened breaches by the Parties of any of their respective covenants or obligations set forth in this Agreement, including its failure to take all actions required under the express terms of this Agreement to consummate the Transactions, and that prior to a valid termination of this Agreement, the Parties shall be entitled to specific performance of such agreements and covenants in such event and other equitable relief to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Each Party hereby waives any requirement to provide any bond or other security in connection with such order or injunction.

12.               Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

13.               Amendment. This Agreement may not be modified or amended except by an instrument or instruments in writing and mutually signed by each of the Parties. Each Party may, only by an instrument in writing, waive compliance by any other Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by a Party of a breach of any term or provision of this Agreement by another Party shall not be construed as a waiver of any subsequent breach.

14.               Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party, except that the Sellers may assign their rights and obligations under this Agreement to an Affiliate of the Sellers; provided that no such assignment shall release the Sellers from any liability or obligation under this Agreement; provided further, that, if either Party or its successors or assigns (a) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (b) transfers or conveys all or substantially all of its equity, properties or assets to any Person, then, in each case, such Party, as the case may be, shall cause proper provision to be made so that such successors, assigns or Person assume the obligations set forth in this Agreement of such Party, as applicable. Any attempted assignment in violation of this Section 14 shall be void.

15.               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

16.               Survival. The provisions of Sections 7-16 hereof shall survive the termination of this Agreement.

signature page follows

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ACT II GLOBAL LLC

By:	/s/ John Carroll
	Name:	John Carroll
	Title:	Managing Member

ACT II GLOBAL ACQUISITION CORP.

By:	/s/ Ira J. Lamel
	Name:	Ira J. Lamel
	Title:	Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FLAVORS HOLDINGS INC.

By:	/s/ Edward Mammone
	Name:	Edward Mammone
	Title:	Senior Vice President, Controller

MW HOLDINGS I LLC

By:	Flavors Holdings, Inc., its sole member

By:	/s/ Edward Mammone
	Name:	Edward Mammone
	Title:	Senior Vice President, Controller

MW HOLDINGS III LLC

By:	Flavors Holdings, Inc., its sole member

By:	/s/ Edward Mammone
	Name:	Edward Mammone
	Title:	Senior Vice President, Controller

MAFCO FOREIGN HOLDINGS, INC.

By:	/s/ Marji Gordon-Brown
	Name:	Marji Gordon-Brown
	Title:	Associate Tax Counsel

[Signature Page to Sponsor Support Agreement]